SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Vanda Pharmaceuticals Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	03-0491827

(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

9605 Medical Center Drive, Suite 300, Rockville, MD	20850

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:	333-130759

(If Applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Not Applicable	Not Applicable
Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, $0.001 par value
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
See the “Description of capital stock” section included in the Registration Statement on Form S-1 (File No. 333-130759) of Vanda Pharmaceuticals Inc. (the “Registrant”), initially filed with the Securities and Exchange Commission on December 29, 2005, as amended (the “S-1 Registration Statement”), which section is hereby incorporated by reference.
Item 2. Exhibits.

1.1*	Second Restated Certificate of Incorporation of the Registrant

1.2*	Certificate of Amendment of the Second Restated Certificate of Incorporation of the Registrant dated March 22, 2005

1.3*	Certificate of Amendment of the Second Restated Certificate of Incorporation of the Registrant dated December 9, 2005

1.4*	Certificate of Correction to the Certificate of Amendment of the Second Restated Certificate of Incorporation of the Registrant dated December 9, 2005

1.5*	Certificate of Amendment to the Second Restated Certificate of Incorporation of the Registrant to take effect as of the effectiveness of the S-1 Registration Statement

1.6*	Form of Amended and Restated Certificate of Incorporation of the Registrant to take effect as of the closing of the offering

1.7*	Bylaws of the Registrant

1.8*	Form of Amended and Restated Bylaws of the Registrant to take effect as of the closing of the offering

1.9*	Specimen certificate representing the common stock of the Registrant

1.10*	2004 Securityholder Agreement

*	Filed as an exhibit to the S-1 Registration Statement and incorporated herein by reference
SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 28, 2006	VANDA PHARMACEUTICALS INC.

	By:	/s/ Mihael Polymeropoulos

	Name:	Mihael Polymeropoulos
	Title:	President & Chief Executive Officer

EXHIBITS

Exhibit
Number	Description

1.1*	Second Restated Certificate of Incorporation of the Registrant

1.2*	Certificate of Amendment of the Second Restated Certificate of Incorporation of the Registrant dated March 22, 2005

1.3*	Certificate of Amendment of the Second Restated Certificate of Incorporation of the Registrant dated December 9, 2005

1.4*	Certificate of Correction to the Certificate of Amendment of the Second Restated Certificate of Incorporation of the Registrant dated December 9, 2005

1.5*	Certificate of Amendment to the Second Restated Certificate of Incorporation of the Registrant to take effect as of the effectiveness of the S-1 Registration Statement

1.6*	Form of Amended and Restated Certificate of Incorporation of the Registrant to take effect as of the closing of the offering

1.7*	Bylaws of the Registrant

1.8*	Form of Amended and Restated Bylaws of the Registrant to take effect as of the closing of the offering

1.9*	Specimen certificate representing the common stock of the Registrant

1.10*	2004 Securityholder Agreement

*	Filed as an exhibit to the S-1 Registration Statement and incorporated herein by reference